EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation  by reference  in  Registration  Statement  No:
33-44036,  33-44035,   33-55094,   33-56856,   33-72512,  33-81314,   333-18237,
333-18239,  333-30597,  333-44407, 333-48635, 333-83035, 333-87561, 333-35578 of
our report dated February 28, 2005, relating to the consolidated financial statements of Simtrol, Inc., which report includes an explanatory paragraph as to an uncertainty with respect to Simtrol, Inc.'s ability to continue as a going concern, appearing in this Annual Report on Form 10-KSB of Simtrol, Inc. for the year ended December 31, 2004.


/s/ Marcum & Kliegman LLP


Marcum & Kliegman LLP
New York, NY
March 28, 2005